EXHIBIT 99

                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
                               September 26, 2001


                                   1. Purpose

     The purpose of this Employee Stock Purchase Plan is to encourage and enable Eligible Employees of KCSI and certain of its Subsidiaries and Affiliates to acquire proprietary interests in KCSI through the ownership of Common Stock in order to establish a closer identification of their interests with those of KCSI by providing them with a more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating Employees to remain in the employ of and to give greater effort on behalf of the KCSI Group.

                                 2. Definitions

     The following words or terms, when used herein, shall have the following respective meanings:

     (a) "Plan" or "The Plan" shall mean and refer to this Kansas City Southern Industries, Inc. Employee Stock Purchase Plan.

     (b) "KCSI Group" shall mean and refer to KCSI and its Subsidiaries and Affiliates collectively.

     (c) "KCSI" shall mean and refer to Kansas City Southern Industries, Inc.

     (d) "Shares," "Stock" or "Common Stock" shall mean and refer to shares of $0.01 par value Common Stock of KCSI, which it is authorized by its Certificate of Incorporation to issue.

     (e) "Committee" or "The Committee" shall mean and refer to the Committee appointed by the Board of Directors of KCSI, to administer this Plan.

     (f) "Eligible Employee" or "Employee" shall mean and refer to a person regularly employed by KCSI or those of its Subsidiary or Affiliated Entities designated by the KCSI Board of Directors on such date as shall be designated by the Committee for any offering of Stock made pursuant to this Plan; provided, however, persons whose customary employment is for only 20 hours or less per week or for not more than five months in any calendar year shall not be an "Employee" or an "Eligible Employee" as those terms are used herein.

     (g) "Purchase Period" shall mean and refer to the number of calendar months during which installment payments for Stock purchased under the Plan shall be made. (h) "Option" or "Options" shall mean and refer to the right or rights granted to Eligible Employees to purchase KCSI's Common Stock under an offering made under this Plan pursuant to their elections to purchase.

     (i) "Subscription Period" shall mean and refer to that period of time prescribed in any offer of Stock under this Plan beginning on the first day Employees may elect to purchase Shares and ending on the last day such elections to purchase are authorized to be received and accepted.

     (j) "Average Market Price" shall mean and refer to the mean of the high and low prices for KCSI Shares traded on the New York Stock Exchange.

     (k) "Annual Pay" shall mean and refer to annual base rate of pay as determined from the payroll records on such date as shall be designated by the Committee for any offer of Stock made pursuant to this Plan.

     (l) "Maximum Purchase Price" shall mean 85% of the Average Market Price on the Date of Grant designated by the Board of Directors or the Committee under an offering made under this Plan, or if no Shares were traded on that day, on the last day prior thereto on which Shares were traded.

     (m) "Outstanding Election" shall mean an election to purchase Stock in an offering under the Plan, or that part of such an election, which has not been cancelled (including voluntary cancellation by the Employee and deemed cancellations under Paragraphs 14 and 15) prior to the close of business on the last business day of the Purchase Period.

     (n) "Subsidiary," "Affiliate" or "Affiliated Entity" shall mean any corporation (other than KCSI) in an unbroken chain of corporations beginning with KCSI if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (o) "Active Service" shall mean and refer to the state of being paid for services performed or paid while absent for sickness, vacation, holidays or paid leave of absence, but shall not include termination or severance payments.

     (p) "Date of Grant" shall mean the date designated by the Board of Directors or the Committee as the date Options are granted to Eligible Employees pursuant to an offering made under this Plan.

     (q) "Board" or "Board of Directors" shall mean the Board of Directors of KCSI.

                           3. Shares Reserved for Plan

     A total of 5,140,334 Shares of KCSI's authorized and unissued $0.01 par value Common Stock are reserved for this Plan. The Shares so reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to any such offering, the Board of Directors or the Committee will specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period, the Date of Grant and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate.

     In the event of a subdivision or combination of KCSI's Shares, the maximum number of Shares which may thereafter be issued and sold under the Plan and the number of Shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which Shares under elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors or the Committee is appropriate under the circumstances. In the case of reclassification or other changes in KCSI's Shares, the Board of Directors or the Committee will make appropriate adjustments.

                          4. Administration of the Plan

     This Plan shall be administered by a Committee appointed by the Board of Directors, consisting of not less than three members of the Board who are not eligible to participate in this Plan and one of whom shall be designated as Chairman of the Committee. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan or to make amendments to the Plan itself as it may deem advisable. Its determinations as to the interpretation and operation of this Plan shall be final and conclusive.

     The Committee may act by a majority vote at a regular or special meeting of the Committee or by decision reduced to writing and signed by a majority of the Committee without holding a formal meeting. Whenever under this Plan an action may be taken by the Board of Directors or the Committee, in the case of inconsistent or contradictory actions, the actions of the Board of Directors shall control.

     Vacancies  in  the   membership  of  the  Committee   arising  from  death,
resignation, removal or other inability to serve shall be filled by appointment by the Board of Directors.

                          5. Participation in the Plan

     Options to purchase Shares will be granted to Eligible Employees as defined above; provided, however, the Board of Directors or the Committee may determine, as to any offering of Common Stock made under this Plan, that the offer will not be extended to highly compensated Employees within the meaning of section 414(q) of the Internal Revenue Code of 1986, as amended.

              6. Employee's Election to Purchase - Grant of Options

     In order to participate in an offering under the Plan, an Eligible Employee must elect to purchase Shares by signing a form provided by KCSI showing the number of Shares the Employee elects to purchase and delivering it before the end of the Subscription Period for the offering to the chief accounting officer of the KCSI Group entity by whom he is employed or other officer designated in the offer to receive and accept such elections. Notice that an election to purchase Shares has become effective, that the Employee has been granted an Option to purchase Shares and showing the number of Shares which the Employee has elected to purchase under the Option (subject to adjustment pursuant to Paragraph 7) shall be delivered to each participating Employee.

                   7. Number of Shares Which May Be Purchased

     In each offering under the Plan, each Eligible Employee may elect to purchase and shall be granted an Option to purchase up to a maximum number of Shares, the total Maximum Purchase Price of which does not exceed such percentage of such Employee's Annual Pay as specified by the Committee for the Stock offering; provided, however, that no such Employee shall be granted an Option to purchase less than 10 Shares in any offering under this Plan; provided, further, that no Employee shall be granted an Option to purchase Shares under this Plan if such Employee, immediately after such Option is granted, owns or holds Options to purchase Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of KCSI or of any of its Subsidiaries; provided, further, no Employee may be granted an Option to purchase Stock which permits his rights to purchase Stock under all such plans of KCSI and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Stock (determined at the time such Option is granted) for any calendar year in which such Option is outstanding at any time. Any Employee may elect to purchase less than the maximum number of Shares which he is entitled to elect to purchase.

     The number of Shares which an Eligible Employee elects to purchase in an offering under the Plan may be reduced in the event the offering is over-subscribed. No Option granted to an Eligible Employee in an offering under the Plan shall permit such Employee to purchase Shares which, if added together with the total number of Shares purchased by all other Employees in such offering, would exceed the total number of Shares authorized for sale in such offering. As of the close of business on the last business day of the Purchase Period in an offering, the number of Shares which all Eligible Employees have elected to purchase under Outstanding Elections shall be counted. If the total number of Shares which all Eligible Employees have elected to purchase under Outstanding Elections in the offering exceeds the number of Shares authorized to be sold in the offering, the number of Shares for which each such Outstanding Election is effective shall be reduced on a pro rata basis, and the total number of Shares which may be purchased pursuant to all such Outstanding Elections shall not exceed the total number of Shares authorized for sale in such offering.

     All Shares authorized to be sold in any offering under this Plan in excess of the total number of Shares purchased by Eligible Employees in any such offering shall continue to be reserved for this Plan and shall be available for inclusion in any subsequent offering under this Plan.

                                8. Purchase Price

     The purchase price per Share (except in case of a deemed cancellation of election to purchase) will be 85% of the Average Market Price on the last business day of the month in which the Purchase Period ends or, if no Shares were traded on that day, on the last day prior thereto on which Shares were traded; provided the purchase price per Share will not be more than the Maximum Purchase Price; provided, further, the purchase price will in no event be less than the par value of the Shares.

                              9. Method of Payment

     Payment for Shares purchased pursuant to the Plan shall be made in installments, with no right of prepayment. Each Employee electing to purchase Shares shall authorize withholding from his regular pay for each month during the Purchase Period the sums which will produce at the end of the Purchase Period an amount sufficient to accumulate the Maximum Purchase Price per Share multiplied by the number of Shares the Employee elected to purchase on the election form submitted by the Employee in accordance with Paragraph 6 of this Plan. Such deductions shall be in uniform monthly amounts in conformity with his employer's payroll deduction schedule. In no event shall an Employee be permitted to complete payment for or receive any Shares after 27 months from the Date of Grant of the Option to him pursuant to Paragraph 6.

                            10. Interest on Payments

     No interest shall be paid on sums withheld from an Employee's pay for purchase of Shares under this Plan.

                            11. Rights as Stockholder

     An Employee will become a stockholder with respect to Shares which are purchased pursuant to Options granted under the Plan when such Shares are transferred into the Employee's name on the books and records of KCSI. Ownership of Shares purchased under the Plan will be entered on the books and records of KCSI as soon as practicable after payment for the Shares has been received in full by KCSI. A certificate for Shares purchased under the Plan will be issued as soon as practicable after an Employee becomes a stockholder. An Employee will have no rights as a stockholder with respect to Shares for which an election to purchase has been made under the Plan until such Employee becomes a stockholder as provided above.

                 12. Rights to Purchase Shares Not Transferable

     An Employee's rights under his election to purchase Shares under this Plan may not be sold, pledged, assigned, or transferred in any manner, provided, that if an Employee's election to purchase is deemed to be cancelled due to his death, the Employee's estate or the person acquiring the Employee's rights under the Plan by bequest, inheritance, intestacy or by written designation filed by the Employee with KCSI before death may exercise the deceased Employee's rights under the Plan for 12 months after such Employee's death, provided, that in no event may the Employee's estate or such person exercise an Option under the Plan more than 27 months after the Date of Grant. If an Employee's rights are sold, pledged, assigned, or transferred in violation of this paragraph, the right to purchase Shares of the Employee guilty of such violation shall terminate and the only right remaining under such Employee's election to purchase will be to have paid over to the person entitled thereto the amount then credited to the Employee's account.

                    13. Cancellation of Election to Purchase

     An Employee who has elected to purchase Shares may cancel his election as to any or all of such Shares by written notice of cancellation delivered to the chief accounting officer of the KCSI Group entity by whom he is employed or other officer designated to accept such notice of cancellation, but such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Employee cancels his election as to only a part of the Shares, he shall continue to make the required installment payment with respect to the number of Shares for which his election is not cancelled. With respect to the Shares for which he cancels his election, the Employee shall receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount credited to his account with respect to such Shares.

                            14. Deemed Cancellations

     (a) Events Constituting a Deemed Cancellation

          (i) Leave of Absence, Lay-Off or Temporarily Out of Active Service

               An Employee purchasing Stock under the Plan who is granted a leave of absence, is laid off, or otherwise temporarily out of Active Service during the Purchase Period may elect during such absence, for a period of no longer than 90 days or, if longer, so long as the Employee's right to reemployment with the Company is guaranteed either by statute or by contract (but not beyond the last day of the Purchase Period), to make his installment payments in cash, at the time payroll deductions would have been made, if the Employee has no pay or his pay is insufficient (after other authorized deductions) to cover the required installment payments. If an Employee fails to make any such installment payment when due (or within any permitted grace period), his election to purchase shall be deemed to have been cancelled at the time such payment was due.


               If an Employee does not return to Active Service upon expiration of his leave of absence or lay-off, in any event, within 90 days from the date of his leaving Active Service (unless the Employee's right to reemployment with the Company is guaranteed either by statute or by contract), his election to purchase, if not previously deemed cancelled pursuant to the foregoing paragraph, shall be deemed to have been cancelled on the 91st day after such Employee's leaving Active Service.


          (ii) Effect of Failure to Make Payments When Due

               If in any payroll period, for any reason not set forth in Paragraph 14(a)(i), an Employee has no pay or his pay is insufficient (after other authorized deductions) to permit deduction of his installment payment, such payment may be made in cash at the time. In the event of insufficient pay, notification requesting payment will be sent to the participant at his last known address.

               If an Employee fails to make any such installment payment when due (or within any permitted grace period), his election to purchase shall be deemed to have been cancelled at the time such payment was due.

          (iii) Termination of Employment

               If, before an Employee has completed payment for Shares under the Plan, he resigns, is dismissed or transferred to a company other than KCSI or a Subsidiary of KCSI, or if the entity by which he is employed should cease to be a Subsidiary of KCSI, his election to purchase shall be deemed to have been cancelled at that time; provided, however, that the Committee in its sole discretion may in lieu thereof specify that there shall be a "Substitution or Assumption" (and not a deemed cancellation) of an election to purchase if the Committee determines that a company or entity and KCSI have made satisfactory arrangements for such company or entity to substitute a new option for the Option under such election to purchase, or to assume such Option under such election to purchase, by reason of a transaction (A) that is a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, as defined in
          Section 424(a) of the United States Internal Revenue Code of 1986 and regulations thereunder (including a spin-off, split-up or similar transaction); (B) pursuant to which the excess of the aggregate fair market value of the shares subject to the new option immediately after the Substitution or Assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all Shares subject to the Option immediately before the Substitution or Assumption over the aggregate option price of such Shares; and (C) pursuant to which the new option or the assumption of the Option does not give the Employee additional benefits which he did not have under the Option.


     (b) Terms and Conditions of a Deemed Cancellation

          In the event that an Employee's election to purchase Shares is deemed to be cancelled due to a leave of absence, failure to make a payment when due or termination of employment, each as defined above, the Company will notify the Employee of such deemed cancellation by mailing notice to him at his last known address. Once an Employee's election to purchase Shares is deemed to be cancelled the Employee may elect to (1) receive cash in the amount credited to his account at the time the deemed cancellation becomes effective, or (2) apply this amount to the purchase of as many Shares as the amount will purchase and receive the balance of the account, if any, in cash. Such an election to purchase Shares must be made within three months after notification by the Company of the deemed cancellation, but not later than the last business day of the Purchase Period nor more than three months after the effective date of the deemed cancellation. Unless an election to obtain Shares is made within the allowable time periods described above, such Employee's only right will be to receive in cash the total amount credited to his account.

          A deemed cancellation of an election to purchase Stock will become effective at the close of business on the day the event causing the deemed cancellation occurs, but in no event later than the last business day of the Purchase Period. In the event an Employee elects to purchase Shares within the allowable time periods described above, the purchase price per share shall be the lesser of (1) 85% of the Average Market Price on the last business day of the month in which the deemed cancellation is effective, or (2) the Maximum Purchase Price, provided, that in no event will the purchase price be less than the par value of the Shares.

     (c) Terms and Conditions of a Substitution or Assumption

          If the Committee determines under Section 14(a)(iii) to provide a Substitution or Assumption of Options granted hereunder, the Employee shall have no further rights under this Plan and the Employee's rights, if any, to his account or to purchase any property in lieu of Shares shall be governed exclusively by the arrangements effecting such Substitution or Assumption including any stock purchase plan of the company or entity substituting a new option for an Option or assuming an existing Option.

                           15. Death of a Participant

     If an Employee dies before he has completed payment for Shares under the Plan, his election to purchase Shares shall be deemed to have been cancelled on the date of death. In this event KCSI will notify the Employee's estate or designated beneficiary(ies) of such deemed cancellation by mailing notice to the last known address. Once an Employee's election to purchase Shares is deemed to be cancelled, the estate or designated beneficiary(ies) may elect to (1) receive cash in the amount credited to his account at the time the deemed cancellation becomes effective, or (2) apply this amount to the purchase of as many Shares as the amount will purchase and receive the balance of the account, if any, in cash. Such election must be made by the Employee's estate or the designated beneficiary(ies) within 12 months after the Employee's death, provided, that in no event may the Employee's estate or such person make the election more than 27 months after the Date of Grant. Unless an election to obtain Shares is made within the allowable time periods described above, the only right will be to receive in cash the total amount credited to the account.

     A deemed cancellation of an election to purchase Stock will become effective at the close of business on the day the event causing the deemed cancellation occurs, but in no event later than the last business day of the
Purchase  Period.  In  the  event  an  Employee's   estate,  or  the  designated
beneficiary(ies), elects to purchase Shares within the allowable time periods described above, the purchase price per share shall be the lesser of (1) 85% of the Average Market Price on the last business day of the month in which the deemed cancellation is effective or (2) the Maximum Purchase Price, provided that in no event will the purchase price be less than the par value of the Shares.

                            16. Application of Funds

     All funds received by KCSI in payment for Shares purchased under this Plan and held by KCSI at any time may be used for any valid corporate purpose.

                            17. Commencement of Plan

     This Plan shall commence on the first day of January, 1977.

                      18. Government Approvals or Consents

     This Plan and any offering and sales to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors may terminate the Plan at any time and may make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, including but not limited to such changes as may be necessary or desirable in the opinion of counsel for KCSI to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the United States Internal Revenue Code of 1986, as amended, or the laws of any state.